Exhibit 99.1

1016 Civic Center Drive NW · Rochester, MN 55901 · Phone (507) 535-1200 · FAX (507) 535-1301

NEWS RELEASE	CONTACT:	Bradley Krehbiel, President and Chief Executive Officer
HMN Financial, Inc. (507) 252-7169
FOR IMMEDIATE RELEASE

HMN CLOSES ACQUISITION OF ASSETS OF KASSON STATE BANK

ROCHESTER, MINNESOTA, August 17, 2015 … HMN Financial, Inc. (“HMN” or the “Company”) (NASDAQ: HMNF) today announced that its wholly owned subsidiary, Home Federal Savings Bank (the “Bank”), closed on the previously announced agreement to acquire certain assets and assume certain liabilities of Kasson State Bank. Kasson State Bank is a Minnesota state bank with one branch location and one drive-up location in Kasson, Minnesota. The transaction was completed on August 14, 2015 and the Bank plans to operate both of the Kasson State Bank locations as Home Federal Savings Bank locations. The Bank funded the acquisition with internally available funds.

“We are pleased to announce the acquisition of the assets of Kasson State Bank that was completed on August 14, 2015,” said Brad Krehbiel, President of HMN. “We look forward to continuing on with the long established community banking tradition of Kasson State Bank in serving the individual and business banking needs of Kasson and surrounding communities in the years to come.”

General Information

HMN Financial, Inc. and the Bank are headquartered in Rochester, Minnesota. Home Federal Savings Bank operates twelve full service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson (2), La Crescent, Rochester (4), Spring Valley and Winona; one full service office in Marshalltown, Iowa; and two loan origination offices located in Delafield, Wisconsin and Sartell, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are often identified by such forward-looking terminology as “expect,” “intend,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” “plans,” and “goal” or similar statements or variations of such terms and include, but are not limited to, those relating to the impact of the acquisition, including the expected financial impact and anticipated synergies, our ability to integrate the operations acquired from Kasson State Bank, and our future operation of the acquired branches. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to the adequacy and marketability of real estate and other collateral securing loans to borrowers; federal and state regulation and enforcement; possible legislative and regulatory changes, including additional changes to regulatory capital rules; the ability of the Bank to comply with other applicable regulatory capital requirements; enforcement activity of the OCC and FRB in the event of our non-compliance with any applicable regulatory standard or requirement; adverse economic, business and competitive developments such as shrinking interest margins, reduced collateral values, deposit outflows, changes in credit or other risks posed by the Company’s loan and investment portfolios; changes in costs associated with alternate funding sources, including changes in collateral advance rates and policies of the Federal Home Loan Bank; technological, computer-related or operational difficulties; results of litigation; reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; international economic developments; the Company’s access to and adverse changes in securities markets; the market for credit related assets; the future operating results, financial condition, cash flow requirements and capital spending priorities of the Company and the Bank; the availability of internal and, as required, external sources of funding; acquisition integration costs; or other significant uncertainties. Additional factors that may cause actual results to differ from the Company’s assumptions and expectations include those set forth in the Company’s most recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. For additional discussion of the risks and uncertainties applicable to the Company, see the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Part II, Item 1A of its subsequently filed Quarterly Reports on Form 10-Q.

  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and we undertake no duty to update any of the forward-looking statements after the date of this press release.